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                           LEASE AMENDMENT NUMBER TWO
                      BETWEEN TOWER, LIMITED, "LESSOR" AND
                     METRO TRAFFIC CONTROL, INC., "LESSEE"
                              DATED APRIL 23, 1991

THE STATE OF TEXAS )

COUNTY OF HARRIS   )

     WHEREAS, Tower, Limited hereinafter called "Lessor", and Metro Traffic Control, Inc., hereinafter called "Lessee", entered into a Lease Agreement dated April 15, 1988, covering approximately twelve thousand (12,000) square feet of Net Rentable Area located on Level 14 in the 2700 Post Oak Boulevard building at 2700 Post Oak Boulevard, Houston, Texas 77056; and

     WHEREAS, that Lease Agreement was subsequently amended in a First Amendment to Lease Agreement for the purpose of expanding the Leased Premises; and

     WHEREAS, Lessor and Lessee mutually desire to amend said Lease Agreement for the purpose of expanding the leased premises; and

     NOW, THEREFORE, Lessor and Lessee do hereby amend said Lease Agreement as follows:

1. Lessee hereby leases approximately 3,544 square feet of Net Rentable Area on Level 16 (Exhibit A) effective 5/1/91.

2. This expansion of the leased premises (the 3,544 square feet of Net Rentable Area on Level 16 only) shall have a term of approximately twenty-eight (28) months, expiring 8/31/93.

3. The Base Annual Rental for the expanded premises under this Amendment Two to Lease Agreement shall be $8.25 per square foot of Net Rentable Area.

     The Base Year for Operating Expense Escalations shall be 1990.

4.   Lessee shall have none of those rights contained within the Lease
     Agreement to this space (the 3,544 square feet of Net Rentable Area on Level 16 only) beyond 8/31/93, except an option to lease a minimum of one-half of the floor at such time as Lessor again makes the floor available for Lease. Lessee's intent to exercise this option must be made known in writing to Lessor by 4/30/93. Should Lessee make Lessor aware its intent to exercise the option by 4/30/93, Lessor will have thirty (30) days within which to notify Lessee of the "Fair Market Value" of the space (see definition in Exhibit B), and an approximate time at which the space can be made available to Lessee. Lessee will then have five (5) business days to notify Lessor of its acceptance of the offer of space.



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     Should Lessee fail to notify Lessor of its intent to exercise the option by
     4/30/93, or should Lessee fail to notify Lessor of its acceptance of the offer of space within five (5) days of Lessor's notice of "Fair Market Value" and space availability, then Lessee shall have waived any right to the space beyond the term stated in this Amendment Two to Lease Agreement.

5. In the period of time between 8/31/93 and that time when the space is again available for lease, and providing there is previously built out space available in the building, Lessor will make an effort to provide Lessee with space to which Lessee can relocate at Lessee's sole expense. Should such space be available, and should Lessee elect to relocate to said space at its own expense, the rental rate for the relocation period shall be the same as per this Lease Amendment, plus any accrued Operating Expense Escalations.

6. Lessor agrees to clean the carpeting and repaint the premises covered under this Amendment to Lease Agreement (the 3,544 square feet of Net Rentable Area on Level 16 only) using building standard materials, and that such painting will be completed prior to Lessee's occupancy on May 1, 1991.

7. So long as Lessee is not in default of any condition of this Lease Agreement, as amended, Lessee shall have a Right of Refusal on a contiguous space of approximately 1,677 square feet of Net Rentable Area on Level 16 (shown as Right of Refusal space on Exhibit A) not previously encumbered by, or leased to, an existing tenant.

     Lessee shall have three (3) business days in which to exercise this right on all, but not part, of the space Lessor offers to a third party, when presented by Lessor with a bona fide offer from Lessor which has been accepted in writing by a third party. This right ceases if Lessee declines to exercise such right when presented by Lessor with a bona fide accepted offer to a third party for said space. Lessee shall not have the right to assign this Right of Refusal to any assignee or sublessee, nor may any assignee or sublessee exercise this right.

     The Base Rental Rate for such additional space leased, as well as term, provisions, and conditions, shall be the same offered and accepted in writing by the third party.
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     EXCEPT as hereby expressly amended, Lessor and Lessee do hereby ratify and affirm all terms, conditions and covenants of said Lease Agreement.

     WITNESS the execution here this __ day of _______________,19__.

TOWER, LIMITED                          METRO TRAFFIC
                                        CONTROL, INC.

by: Post Oak Associates, Ltd.,
    General Partner

by: GDHI Limited Partnership,
    General Partner

by: Hines Consolidated
    Investments, Inc.,
    General Partner

by: /s/ Louis S. Sklar                   by: /s/ Greg F. Walsh, III
    ------------------------------           ------------------------------
    Louis S. Sklar, Vice President

               LESSOR                                   LESSEE

RM:AMEND:fr
42391met
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                                   EXHIBIT "A"



     [Floor plan depicting leased premises and and right of refusal space.]


                                    LEVEL 16
                                GENSOURCE PLAZA


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                                   EXHIBIT "B"

Definition of Fair Market Value:

As used in this lease the term "Market Base Rental" shall mean the rate charged for space of comparable size and condition in comparable first-class buildings in the Uptown Houston Area, taking into consideration the location, quality and age of the building, floor level, extent of leasehold improvements (existing or to be provided), rental abatements, lease takeover/assumptions, moving expenses and other concessions, term of lease, extent of services to be provided, distinction between "gross" and "net" lease, base year or amount allowed by Landlord for payment of building operating expenses (expense stop), and the time the particular rental rate under consideration became or is to become effective.